Exhibit 10.1

STOCK PURCHASE AGREEMENT

entered into by and among

JERRY HANSEN,

an individual residing in the State of Utah

TRACY JOHNSON,

an individual residing in the State of Utah

and

THE PI FOUNDATION, INC.,

a Utah nonprofit corporation,

collectively, “Seller”

and

KLEANGAS ENERGY TECHNOLOGIES, INC.,

a Delaware corporation

(“Buyer”)

Effective as of July 22, 2014

STOCK PURCHASE AGREEMENT

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER	8
4.1 Organization of Buyer.	8
4.2 Authority.	8
4.3 No Conflicts.	9
4.4 No Litigation.	9
4.5 Investment Representation.	9
4.6 Accredited Investor Status.	9
4.7 Information.	10
4.10 Securities Laws.	10
4.11 Opportunity to Investigate.	10
4.12 Information Provided to Buyer.	10
4.13 Future Plans and Prospects of the Company.	10
4.14 No Governmental Review.	11
4.15 Investment Risks.	11
4.16 Possible Loss of Investment.	11
4.17 Suitable Investment.	11
4.18 No Intent to Assign the Stock.	11
4.19 Qualifications of Buyer.	11
4.20 No Nominee Ownership of the Stock.	11
4.21 No General Solicitation.	11
4.22 Backup Withholding.	11
4.23 Buyer’s Legal Counsel.	12
4.24 Buyer’s Financial Qualification.	12
4.25 Disclosure.	12
ARTICLE V - ACTIONS PRIOR TO THE CLOSING DATE	12
5.1 Due Diligence Information by the Buyer.	12
5.2 Preservation of Representations and Warranties.	13
5.3 No Public Announcements.	13
5.4 Accounting Transition.	13

ARTICLE VI - CONDITIONS TO OBLIGATIONS OF BUYER	13
6.1 No Misrepresentation of Breach of Covenants and Warranties.	13
6.2 Corporate Action.	13
6.3 No Restraint or Litigation.	14
ARTICLE VII - CONDITIONS TO OBLIGATIONS OF SELLER	14
7.1 No Misrepresentations or Breach of Covenants and Warranties.	14
7.2 Corporate Action.	14
7.3 No Restraint or Litigation.	14
ARTICLE VIII - INDEMNIFICATION	14
8.1 Indemnification by Jerry Hansen and Tracy Johnson.	14
8.2 Indemnification by the Buyer.	14
8.3 Notice of Claims.	15
8.4 Cooperation.	15
8.5 Objections.	15
8.6 Limitation on Damages.	16
ARTICLE IX - TERMINATION	16
ARTICLE X - GENERAL PROVISIONS	17
10.1 Confidential Nature of Information.	17
10.2 Governing Law.	17
10.3 Notices.	17
10.4 Successors and Assigns.	18
10.5 Entire Agreement; Amendments.	18
10.6 Waivers.	18
10.7 Expenses.	19
10.8 Severability.	19
10.9 No Set-Off.	19
10.10 Incorporation of Recitals and Exhibits.	19
10.11 Execution of Counterparts.	19
10.12 Arbitration of Disputes.	19

10.13 Time is of the Essence.	21
10.14 Further Assurances.	21
10.15 Jurisdiction and Venue.	21

List of Exhibits, Schedules and Index

Exhibit A - Note

Exhibit B - Security Agreement

Exhibit C - Stock Pledge Agreement

Exhibit D - Control Agreement

Exhibit E - Mortgage

Exhibit F - Stock Power

Schedule 2.12 - Events, Liabilities, Developments and Circumstances

Schedule 2.13(b) - Lawsuits, Claims, Suits, Proceedings and Investigations

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is executed and delivered as of July 22, 2014 (the “Effective Date”), by and among JERRY HANSEN, an individual residing in the State of Utah (“Hansen”), TRACY JOHNSON, an individual residing in the State of Utah (“ Johnson”), and THE PI FOUNDATION, INC., a Utah nonprofit corporation (the “PI Fund”) (collectively herein, severally and not jointly, “Seller”), and KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation (“Buyer”). Seller and Buyer are referred to collectively herein as the “Parties” and sometimes individually as a “Party.”

Recitals

A.                Seller owns all of the issued and outstanding shares of common stock (the “Stock”) of the Company, Inc., a Wisconsin corporation (the “Company”).

B.                 Seller wishes to sell the Stock to Buyer, and Buyer wishes to purchase the Stock from Seller, on the terms of this Agreement.

C.                 Seller desires to sell, assign and transfer unto Buyer all of Seller’s right, title and interest in and to the Stock on the terms and subject to the full satisfaction of all of the conditions contained herein.

Agreement

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I - ACQUISITION AND SALE OF stock

1.1              Sale, Assignment and Transfer. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 1.3), Seller will sell, assign, transfer and set over unto Buyer, and Buyer will purchase from Seller, all of the right, title and interest of Seller in and to the Stock, free and clear of all liens, claims, security interests, pledges and encumbrances.

1.2              Newly Issued Stock. At the Closing, Buyer will purchase 833,333 shares of newly issued stock of the Company for a purchase price of $1,300,000. The Company will use the purchase price it receives from issuance of the stock to pay off a commercial loan owed by the Company to Bank (referred to by the Parties as the “Large Loan”) in approximately the same amount.

1.3              Purchase Price. This Agreement and the other Transaction Documents (defined below) will be held in escrow for up to ninety days while the Buyer raises funds to pay the Purchase Price. Deliveries will be made out of escrow as provided in separate Escrow Instructions and an Escrow Agreement. The purchase price (the “Purchase Price”) for the Stock will vary, depending on when deliveries are made out of escrow. The date of delivery out of

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escrow if a closing occurs is referred to herein as the “Closing Date.” The Purchase Price will be paid to Seller as follows.

(a)                If the Closing Date occurs in August, 2014, the Purchase Price will be $7,281,555 plus the amount of “Other Current Assets” shown on the Company’s balance sheet, calculated as of the Closing Date, paid $219,551 in cash by wire transfer of immediately available funds to an account or accounts designated by Jerry Hansen on behalf of Seller and by delivery to Seller of a Secured Promissory Note (the “Note”) in the principal amount of $7,062,004. The Note will be in substantially the form of Exhibit A attached. When the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on the Company’s balance sheet as of the Closing Date.

(b)               If the Closing Date occurs in September, 2014, the Purchase Price will be $7,301,174 plus the amount of “Other Current Assets” shown on the Company’s balance sheet, calculated as of the Closing Date, paid $239,170 in cash by wire transfer of immediately available funds to an account or accounts designated by Jerry Hansen on behalf of Seller and by delivery to Seller of the Note in the principal amount of $7,062,004. The Note will be in substantially the form of Exhibit A attached. When the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on the Company’s balance sheet as of the Closing Date.

(c)                If the Closing Date occurs in October, 2014, the Purchase Price will be $7,320,860 plus the amount of “Other Current Assets” shown on the Company’s balance sheet, calculated as of the Closing Date, paid $258,856 in cash by wire transfer of immediately available funds to an account or accounts designated by Jerry Hansen on behalf of Seller and by delivery to Seller of the Note in the principal amount of $7,062,004. The Note will be in substantially the form of Exhibit A attached. When the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on the Company’s balance sheet as of the Closing Date.

(d)               The Note will bear no interest. The Note will require Buyer to make fifteen monthly payments of principal on the terms and in the amount provided in the Note.

(e)                The Note will be secured by a first priority perfected security interest as evidenced in the Security Agreement in substantially the form of Exhibit B attached, dated as of the Effective Date, that encumbers all of the assets of the Company. The Note will further be secured by a Stock Pledge Agreement in substantially the form of Exhibit C attached, dated as of the Effective Date, that encumbers the Stock (including the newly issued 833,333 shares of stock described in Section 1.2 above), together with a Control Agreement in substantially the form of Exhibit D attached, together with a Mortgage on the Fiber Recovery Building in substantially the form of Exhibit E attached, together with all stock powers, endorsements and other security documents and other

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agreements of any kind whatsoever entered into in connection with the transactions contemplated in this Agreement (collectively, the “Security Documents”).

(f)                The Stock Pledge Agreement will require the Buyer, as pledgor under the Stock Purchase Agreement, to deliver to Seller monthly reports for as long as amounts are owed under the Note. The monthly reports will summarize for Seller’s benefit all maintenance of the property of the Company performed by Buyer and the Company, and will contain current monthly and year to date financial statements (balance sheet and income statement) of the Company. The monthly reports will also inform Seller of material developments, both positive and adverse, that affect the Company and its assets during the preceding month.

(g)               The Note will give the Buyer, as maker of the Note, the option of missing up to two monthly payments without penalty or interest during the Note’s initial fifteen month term. The Note will also allow the Buyer, as maker of the Note, to elect to extend the Maturity Date of the Note from fifteen months beginning on the Closing Date to eighteen months beginning on the Closing Date, if the maker notifies the holder of the Note of the maker’s wish to extend the Maturity Date, amounts owed under the Note will bear interest at the rate of twelve percent per annum during the three month extension term.

(h)               All payments due under the Note will be made on Buyer’s behalf by, determined in Seller’s sole discretion, either (i) Buyer or (ii) [Pyrenees Investments, LLC] (the “Payment Agent”), a line of credit lender to Buyer. If requested by Seller, Buyer will cause the Payment Agent to enter into an agreement with Seller that provides for and requires that all monthly payments and all other amounts due under the Note be made by the Payment Agent directly to Seller.

(i)                 Seller will at all times be entitled to direct that all payments made under the Note will be sent to one or more separate bank accounts in the name of each of the persons referred to herein as “Seller,” in whatever relative amounts that Jerry Hansen specifies.

1.4              Loan Payments. On the Closing Date, the Buyer will, in addition to the payments described above, pay off in full the “Large Loan.” On the Closing Date, the Seller will use cash it receives as part of the initial Purchase Price payment to pay off the intercompany payables owed by the Company to Jerry Hansen, Tracy Johnson and Hawks Rest, LLC in the approximate amount of $460,000. On the date that is two months after the Closing Date, the Buyer will contribute funds to the Company sufficient to allow the Company to pay off in full the “Small Loan.”

1.5              Closing Deliveries. In addition to the respective deliveries on the Closing Date set forth in Articles 6 and 7 hereof, the Parties will deliver the following on the Closing Date:

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(a)                Seller will deliver to the Buyer share certificates evidencing the Stock duly signed with signature medallion guaranteed and further assign to the Buyer the Stock by a stock power in substantially the form of Exhibit F attached, or, in Seller’s discretion by an Assignment and Bill of Sale covering the Stock, or, in Seller’s discretion, Seller may cause the Company to cancel the Stock as of the Effective Date and issue and deliver to Buyer a new stock certificate registered in Buyer’s name evidencing ownership of the Stock by Buyer. If requested by Seller, Buyer will endorse in blank or provide stock powers for all stock certificates that Buyer receives from Seller and Buyer will deliver all such endorsed certificates and stock powers to Seller at the Closing. Seller will be entitled to record the Mortgage encumbering the Fiber Recovery Building in the real estate records of Marathon County, Wisconsin and in any other offices or records as Seller will determines.

(b)               Buyer will deliver the Purchase Price by wire transfer of immediately available funds in accordance with the Seller’s written wire instructions, together with the Note, the Security Agreement, the Stock Pledge Agreement, the Control Agreement and the assurance from the Payment Agent, all as contemplated in Section 1.3 above.

                 ARTICLE II - REPRESENTATIONS AND WARRANTIES OF JERRY HANSEN AND TRACY JOHNSON

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby (subject to all of the terms of this Agreement), Jerry Hansen and Tracy Johnson hereby represent and warrant to Buyer, in each case subject to their respective knowledge as of the Closing Date, as follows. References below to Seller in this Article II are references to Jerry Hansen and Tracy Johnson only, and are not references to the PI Fund. References to the Stock in this Article II are references only to Stock owned by Jerry Hansen and Tracy Johnson, unless the context requires otherwise. The only representations and warranties made by the PI Fund under this Agreement are contained in Article III below. All representations and warranties contained in this Article II are qualified by Schedules 2.12 and 2.13(b).

2.1              Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification and in which the ownership, leasing or operation of the Company’s assets or the conduct or nature of the Business requires such qualification. The Company has full corporate power and authority to own its assets and conduct its business as now being conducted (the “Business”). The Company owns no interest in any other corporation, partnership or other business other than the Business.

2.2              Status and Effect of Delivery of the Stock owned by Hansen and Johnson. Each Seller is the lawful owner of the Stock and has good title thereto, free and clear of all liens, claims, security interests, pledges and encumbrances. Each Seller’s sole ownership interest in the Company is represented by certificates issued by the Company that evidence ownership of the Stock. Except for this Agreement, there are no outstanding rights, options, warrants,

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subscriptions or agreements of any kind to acquire from Seller any of the Stock. The sale and assignment of the Stock by Seller to Buyer in accordance with this Agreement will vest title to the Stock in Buyer, free and clear of all liens, security interests, pledges and encumbrances.

2.3              Authority. Each Seller has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by Seller do not require any consent or authorization by any other person. This Agreement is, and each other agreement or instrument of Seller contemplated hereby will be, the legal, valid and binding agreement of Seller, each enforceable in accordance with its respective terms except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights generally, (b) to the extent that such enforceability is subject to the principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (c) the discretion of the court before which any enforcement proceedings may be brought (the “Enforceability Exceptions”).

2.4              No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof or of any agreement or instrument contemplated hereby will, with or without the giving of notice or the passage of time, or both:

(a)                conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or loss of rights under, or result in the creation or imposition of any security interest, lien or other encumbrance upon any of the assets or properties of Seller under, its Articles of Incorporation or bylaws or any note, instrument, agreement, mortgage, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, restriction or obligation to which Seller is a Party, or under any statute, other law or regulatory provision affecting Seller, or

(b)               require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or body.

2.5              Performance of Obligations. Seller has delivered a true and correct copy of the Company’s Articles of Incorporation, as amended, bylaws, and corporate minute books to Buyer (the “Organizational Documents”).

2.6              Stock. The Stock (including the Stock owned by the PI Fund and sold as provided in this Agreement represents all of the issued and outstanding shares of common stock of the Company. The Company has 10,000,000 authorized and 5,000,244 issued and outstanding shares of common stock. At the Closing, the Company will issue an 833,333 shares of newly issued stock to the Buyer. All voting rights in the Company are vested exclusively in its shares of common stock. All of the issued and outstanding shares of common stock of the Company are validly authorized and issued and are fully paid and non-assessable, free of preemptive rights

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(except as may be otherwise provided in the Company’s Articles of Incorporation or required or permitted under applicable law), and have not been issued in violation of federal or state securities laws. There are no outstanding warrants, options, commitments or rights of any kind to acquire from the Company any shares of its common stock or securities of any kind. Prior to the Closing Date, the Company has and will have no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof. There are no voting agreements, voting trust agreements or shareholder or similar agreements relating to any capital stock of the Company.

2.7              Financial Statements. Seller has delivered to Buyer true and correct copies of (a) the reviewed balance sheet of the Company as of December 31, 2013 (the “2013 Balance Sheet”), the statement of operations for the Company’s fiscal year ending December 31, 2013, statement of changes in stockholders’ equity and statement of cash flows for the fiscal year ended December 31, 2013, together with all notes to such financial statements and the reports thereon as prepared by Brad Bradley Company, the Company’s independent certified public accountants, and (b) the unaudited, internally prepared balance sheet of the Company dated as of May 31, 2014 and the statement of operations, statement of changes in stockholders’ equity and statement of cash flows for the five months ended May 31, 2014.

2.8              Operations Since December 31, 2013. Except as may be disclosed in Schedule 2.12 or 2.13(b), since December 31, 2013, there has been (a) no material adverse change in the Company, the Business or its operations or financial condition except as noted in the financial statements set forth in Section 2.7 above, and (b) no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the assets or properties of the Company or the Business. Since December 31, 2013, the Company has conducted its Business only in the ordinary course and in conformity with past practice.

2.9              Taxes. The Company has timely filed all required federal, state, county and local income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the Effective Date and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable except for taxes which it has contested in good faith. True and correct copies of all federal income tax returns of the Company for all tax years ending on or after December 31, 2013 have been furnished to the Buyer. The Company has not received a notice that any examination of or proceeding with respect to any tax return or report of the Company is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of the Company.

2.10          Licenses. True and correct copies of all authorizations, grants, permits and other licenses (collectively, “Licenses”) granted to the Company by governmental agencies as of the Effective Date have previously been delivered to Buyer. The Company is the exclusive holder of each of the Licenses, all of which are in full force and effect and are not subject to any pending or threatened challenge, revocation, amendment or forfeiture. No material default or breach exists with respect to any of the Licenses and no event or condition exists which but for the lapse of time or notice or both would constitute a material default or breach with respect to any of the Licenses. True and correct copies of all reports relating to the Licenses have been and will be

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timely filed with the appropriate body, and true and correct copies of such reports have been and will be delivered to Buyer.

2.11          Title to Property. The Company has good title to all of its assets and properties, free and clear of all liens, claims, charges, encumbrances, security interests, defects in title, equities, covenants and other restrictions of any kind except for (a) encumbrances which individually and in the aggregate do not have a material adverse effect on any asset individually or the Business in the aggregate or (b) the lien of taxes not yet due and payable.

2.12          No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in Schedule 2.12, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company or any of its businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that could reasonably likely have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (a) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company, either individually or taken as a whole, (b) the transactions contemplated hereby; or (c) the authority or ability of the Company to perform any of its obligations hereunder.

2.13          No Violations, Litigation or Regulatory Action.

(a)                The Company has complied in all material respects with all material laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any federal, state, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality which are applicable to the Business or the Licenses;

(b)               Except as disclosed in Schedule 2.13(b), there are no lawsuits, claims, suits, proceedings or investigations pending or, to the best of Seller’s knowledge, threatened against the Company relating to the Business or the Licenses.

(c)                There is no action, suit or proceeding pending or, to the best of Seller’s knowledge, threatened against Seller or the Company, which questions the legality or propriety of the transactions contemplated by this Agreement or which may have a material adverse effect on Seller’s ability to perform its obligations hereunder.

2.14          Personal Property. All of the material assets and properties of the Company are in good operating condition, ordinary wear and tear excepted, and are sufficient to carry on the Business as it is now conducted.

2.15          Disclosure. Except as expressly set forth herein, Seller disclaims all express and implied warranties relating to the Stock and the Company and the assets, agreements and other documents or status of the Company, including without limitation any warranty regarding the Company’s future operations, financial requirements or performance.

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2.16          Assumption of Risk Concerning Buyer’s Financial Condition. Seller is voluntarily assuming certain risks associated with the sale of the Stock to the Buyer, as described in this Section 2.16 below. Specifically, each Seller agrees that (a) Buyer has not made, and Seller disclaims the existence of or its reliance on, any representation by Buyer concerning the Buyer’s financial condition or ability to pay the Note; (b) Seller is not relying on any disclosure or non-disclosure concerning the Buyer’s financial condition made or not made, or the completeness thereof, in connection with or arising out of the sale of the Stock to the Buyer; and (c) Seller agrees not to assert against Buyer or any of Buyer’s respective partners, representatives, agents or affiliates claims that Buyer misrepresented or failed to disclose its financial condition to Seller prior to Closing. Notwithstanding the foregoing acknowledgements and agreements by Seller, however, even though Seller has agreed not to assert claims of misrepresentation concerning Buyer’s financial condition, nothing in this Section 2.16 will prevent Seller from exercising any and all remedies at law or equity to which Seller is entitled under this Agreement and the Security Documents should a breach of any of them occur.

                              ARTICLE III - REPRESENTATIONS AND WARRANTIES OF the PI Fund

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby (subject to all of the terms of this Agreement), the PI Fund hereby represents and warrants to Buyer, in each case subject to the PI Fund’s knowledge as of the Closing Date, as follows. References to the Stock in this Article III are references only to Stock owned by the PI Fund.

3.1              Status and Effect of Delivery of the Stock owned by the PI Fund. The PI Fund is the lawful owner of the Stock that it owns and has good title thereto, free and clear of all liens, claims, security interests, pledges and encumbrances. The PI Fund’s sole ownership interest in the Company is represented by certificates issued by the Company that evidence ownership of the Stock. Except for this Agreement, there are no outstanding rights, options, warrants, subscriptions or agreements of any kind to acquire from The PI Fund any of the Stock. The sale and assignment of the Stock by The PI Fund to Buyer in accordance with this Agreement will vest title to the Stock in Buyer, free and clear of all liens, security interests, pledges and encumbrances created by or through the PI Fund.

3.2              Authority. The PI Fund has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby (subject to all of the terms of this Agreement), Buyer hereby represents and warrants to all of the persons described herein as Seller as follows:

4.1              Organization of Buyer. Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2              Authority. Buyer has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and

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provisions hereof. The execution, delivery and performance of this Agreement by Buyer does not require any consent or authorization by any other person. This Agreement is, and each other agreement or instrument of Buyer contemplated hereby will be, the legal, valid and binding agreement of Buyer, each enforceable in accordance with its respective terms except for the Enforceability Exceptions. The Notes and Security Documents have been duly authorized by the Buyer and, when duly executed and delivered in accordance with their respective terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Buyer, enforceable against the Buyer in accordance with their respective terms.

4.3              No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof or of any agreement or instrument contemplated hereby will, with or without the giving of notice or the passage of time, or both:

(a)                conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or loss of rights under, or result in the creation or imposition of any security interest, lien or other encumbrance upon any of the assets or properties of the Buyer under, its Articles of Incorporation, bylaws or other governing documents, or any note, instrument, agreement, mortgage, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, restriction or obligation to which the Buyer, or any owner of Buyer is a party or by which any of the assets or properties of the Buyer is subject, or any statute, other law or regulatory provision affecting Buyer, its assets or properties; or

(b)               require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any limited partner of Buyer, any third party or any foreign, federal, state or local court, governmental authority or body.

4.4              No Litigation. There is no action, suit or proceeding pending or, to the best knowledge of Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

4.5              Investment Representation. Buyer is purchasing the Stock for its own account and without any present view to distribute or resell same, except as permitted under Section 10.5(a) hereof.

4.6              Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Buyer understands that the Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Stock.

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4.7              Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Stock which have been requested by the Buyer. The Buyer understands that its investment in the Stock involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Stock. Buyer has received and reviewed the following: 4.8 a notebook containing copies of important contracts to which the Company is a party; and 4.9 any and all other information about Company that the Buyer believes is or may be relevant to Buyer’s decision to purchase the Stock, including obtaining copies of any or all agreements or any other documents, instruments, licenses, correspondence, litigation history, reports, certificates, agreements or other material in any way pertaining to Company as Buyer has desired to review. All such materials are referred to collectively herein as the “Information.”

4.10          Securities Laws. Except as disclosed in Section 4.10, Buyer is and all of the transactions contemplated in this Agreement are, in full compliance with all applicable federal and state securities laws and with all laws, rules and regulations of any securities exchange or market pursuant to which shares of stock of the Buyer are made.

4.11          Opportunity to Investigate. Buyer has also had the opportunity to ask questions of, and receive answers from, the Company or an agent or a representative of the Company concerning the terms and provisions of the Business, the Company and the Information, and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and Buyer has received such information concerning the Company as Buyer considers necessary or advisable in order to form a decision concerning an investment in the Company. Buyer further represents and warrants that in making this investment, Buyer is not relying on any representation or warranty of any person, entity or individual, other than the representations and warranties of the Company set forth in this Agreement or otherwise provided in writing by an authorized officer of the Company to Buyer.

4.12          Information Provided to Buyer. Buyer understands and acknowledges that the Information which Buyer has received is not a prospectus, private placement memorandum, offering circular, offering statement or similar Information. Buyer understands that any Information that has been furnished to Buyer has been furnished only as part of an overall furnishing of information about the Company and that Buyer has viewed the Information with a critical frame of mind and, to the extent that information contained in any Information was deemed by Buyer to be important information in making an investment decision, Buyer has discussed such information with the officers and other personnel of the Company in order to form a better judgment regarding the accuracy and adequacy of such information. Buyer agrees that no statement in any Information, even if framed as a factual statement, will, of itself, constitute a factual representation by the Company in light of the various purposes for which any such Information may have been created or any such statement made.

4.13          Future Plans and Prospects of the Company. Buyer acknowledges and understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in future predictions, as well as the risks described in the Information. Buyer hereby agrees to accept all of the risks described in the Information.

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4.14          No Governmental Review. Buyer understands that purchase or ownership of the Stock and the transactions contemplated in this Agreement have not been scrutinized by the United States Securities and Exchange Commission (the “Commission”) or by any state securities or other authority and, because of the small number of persons solicited to invest in the Company and the private nature of the placement, that all documents, records and books pertaining to this investment have been made available to Buyer and Buyer’s representatives, such as attorneys, accountants and/or purchaser representatives.

4.15          Investment Risks. Buyer realizes that this investment involves a high degree of risk, including the risk of loss of all investment in the Company and including, without limitation, the risks listed in Schedule D attached.

4.16          Possible Loss of Investment. Buyer is able to bear the economic risk of the investment, including the total loss of such investment.

4.17          Suitable Investment. Buyer believes, in light of the information provided pursuant to this Agreement and otherwise, that investing funds pursuant to the terms of this Agreement is an appropriate and suitable investment for Buyer.

4.18          No Intent to Assign the Stock. Buyer’s current financial condition is such that (and Buyer expects Buyer’s financial condition to be such that in the future) Buyer does not have any present or contemplated need to assign the Stock to satisfy any existing or contemplated undertaking, need or indebtedness. Buyer agrees that the Stock is not transferable.

4.19          Qualifications of Buyer. Buyer. Buyer is experienced and knowledgeable in financial and business matters to the extent that Buyer is capable of evaluating the merits and risks of the prospective investment in the Company. Buyer has obtained, to the extent Buyer deems necessary, professional advice with respect to the risks inherent in the investment in the Company and acquisition of the Stock in light of Buyer’s financial condition and investment needs. Buyer has been given access to full and complete information regarding the Company and has utilized such access to Buyer’s satisfaction for the purpose of obtaining information and, particularly, Buyer has obtained, and has had the opportunity to obtain, information from the Company as set forth in Section 4.12 above.

4.20          No Nominee Ownership of the Stock. The Stock is being purchased by the Buyer in Buyer’s name solely for Buyer’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

4.21          No General Solicitation. Buyer’s purchase of the Stock is not the result of any general solicitation or general advertising, including, but not limited to (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.22          Backup Withholding. Buyer certifies, under penalty of perjury, that Buyer is not subject to the backup withholding provisions of the Internal Revenue Code of 1986, as amended. Buyer understands that Buyer is subject to backup withholding if: (a) Buyer fails to furnish a

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Social Security Number or Taxpayer Identification Number herein; (b) the Internal Revenue Service notifies the Company that Buyer furnished an incorrect Social Security Number or Taxpayer Identification Number; (c) Buyer is notified that it is subject to backup withholding; or (d) Buyer fails to certify that Buyer is not subject to backup withholding or Buyer fails to certify Buyer’s Social Security Number or Taxpayer Identification Number.)

4.23          Buyer’s Legal Counsel. Buyer understands that: (a) the Company has engaged legal counsel to represent the Company in connection with the offer and sale of securities contemplated herein; (b) legal counsel engaged by the Company does not represent Buyer or Buyer’s interests; and (c) Buyer is not relying on legal counsel engaged by the Company in any way. Buyer has had the opportunity to engage, and obtain advice from, Buyer’s own legal counsel with respect to the investment contemplated herein. Seller’s legal counsel will be entitled to rely on the provisions of this Section.

4.24          Buyer’s Financial Qualification. Buyer has, and on the Closing Date will have, the requisite financial resources to fully and completely undertake and perform Buyer’s obligations under this Agreement, including the payment of the Purchase Price and all amounts owed under the Note to Seller.

4.25          Disclosure. None of the representations or warranties of Buyer contained herein and none of the other information or documents furnished or to be furnished to the Seller or any of its representatives by Buyer or its representatives, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

ARTICLE V - ACTIONS PRIOR TO THE CLOSING DATE

Jerry Hansen, Tracy Johnson (referred to collectively in this Article V as Seller) and the Buyer will take the following actions between the Effective Date and the Closing Date:

5.1              Due Diligence Information by the Buyer. Seller will cause the Company to afford to the partners, officers, employees and authorized representatives (including, without limitation, independent public accountants and attorneys) of the Buyer and its agents, at Buyer’s sole expense, reasonable access upon reasonable notice and during normal business hours to contact employees of Seller and the Company, to inspect and make copies of the Company’s books and records reasonably requested by Buyer, to inspect the physical assets and operations of the Business and to contact the Company’s vendors, other parties to contracts with the Company, customers, lenders, employees, agents and independent contractors. Information obtained by Buyer as described in the preceding sentence is referred to herein as “Due Diligence Information.” Buyer agrees that it will keep and maintain any and all Due Diligence Information obtained by it, its agents, and counsel, confidential, and will not make use of any such information other than for its evaluation of the transactions contemplated herein and will return all such information, and all copies thereof, to Seller if the transactions contemplated hereby do not close for any reason. Buyer agrees that its investigation will be conducted in such a manner as not to materially interfere with the operations of the Business. Notwithstanding any other provision of this Agreement, Buyer agrees not to contact or communicate with any customer,

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supplier or employee of the Company without first notifying the Company and providing it the opportunity to be present during such contact.

5.2              Preservation of Representations and Warranties. Each of the Parties will refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate or untrue as of the Closing Date and will use diligent efforts to keep such representations and warranties true and correct. Each Party will promptly notify the other upon discovery of any inaccuracy of any representation or warranty hereunder and will commence to diligently remedy such inaccuracy to the extent such remedy is practical. Such notification will not be deemed a modification or waiver of the representation and warranty.

5.3              No Public Announcements. Neither of the Parties hereto will, without the approval of the other Party (which may be unreasonably withheld), make any press release or other public announcement concerning the transaction contemplated by this Agreement, except as and to the extent that such Party will be so obligated by law, in which case the other Party will be advised and the Parties will use their best efforts to cause a mutually agreeable release or announcement to be issued.

5.4              Accounting Transition. After the Closing, the Parties will cooperate as reasonably necessary to effect a smooth accounting transition of the Company to Buyer’s accountants and agents. The Parties will cause the financial books and records of the Company to be closed as close as possible to the Closing Date. Accounting methods will be used in closing such books which will be consistent with those methods used in prior years and which do not have the effect of distorting income or expenses. State, local and other taxes based on items other than income or sales will be computed for the twelve (12) months beginning January 1, 2014 and will be prorated on a daily basis for the year in which the Closing Date occurs.

ARTICLE VI - CONDITIONS TO OBLIGATIONS OF BUYER

The obligations of the Buyer to consummate the transactions herein contemplated are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by the Buyer:

6.1              No Misrepresentation of Breach of Covenants and Warranties. There will have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein will be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement; and there will have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date, signed by and on behalf of Seller by its President.

6.2              Corporate Action. Seller will have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Seller will have furnished the Buyer with certified copies of resolutions adopted by the Board of Directors of Seller, authorizing the performance by Seller of the transactions contemplated hereby.

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6.3              No Restraint or Litigation. No action, suit, investigation or proceeding will have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                                 ARTICLE VII - CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of the Seller to consummate the transactions herein contemplated are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived in writing by the Seller:

7.1              No Misrepresentations or Breach of Covenants and Warranties. There will have been no material breach by the Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein will be true and correct in all material respects on the Closing Date as though made on the Closing Date except for changes therein specifically permitted by this Agreement; and there will have been delivered to Seller a certificate to such effect, dated the Closing Date, and signed on behalf of Buyer by any General Partner.

7.2              Corporate Action. Buyer will have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer will have furnished Seller with certified copies of resolutions adopted by the Board of Directors of Seller, authorizing the performance by Buyer of the transactions contemplated hereby.

7.3              No Restraint or Litigation. No action, suit or proceeding will have been instituted or threatened by any third party or governmental agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

ARTICLE VIII - INDEMNIFICATION

8.1              Indemnification by Jerry Hansen and Tracy Johnson. Jerry Hansen and Tracy Johnson will indemnify, hold harmless, defend and bear all costs of defending Buyer, together with its partners, and its and their successors, heirs, personal representatives, trustees, beneficiaries, and assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including, but not limited to, any court costs or expenses, and reasonable attorneys’, accountants’ and expert witness fees or expenses), action, suit, proceeding, demand, assessment or judgment (collectively, “Damages”) to or against Buyer arising out of or in connection with any breach, inaccuracy or violation of or non-performance by Jerry Hansen and Tracy Johnson of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

8.2              Indemnification by the Buyer. Buyer will indemnify, hold harmless, defend and bear all costs of defending Seller, together with its successors and assigns, from, against and with respect to any and all Damages to or against Seller arising out of or in connection with:

(a)                Any debt, obligation, liability or commitment of the Company after the Closing Date; and

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(b)               Any breach, inaccuracy or violation of, or non-performance by, Buyer or any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

8.3              Notice of Claims. If any claim is made against a Party which, if sustained, would give rise to a liability of the other hereunder, that latter Party (the “Indemnitee”) will promptly cause notice of the claim to be delivered to the former Party (the “Indemnitor”) and will afford the Indemnitor and its counsel, at its sole expense, the opportunity to defend or settle the claim (and the Indemnitee will have the right to participate at its sole expense). Any notice of a claim will state specifically the representation, warranty, covenant or agreement with the alleged basis for the claim, and the amount of liability asserted against the Indemnitor by reason of the claim and the Indemnitor must promptly acknowledge its indemnification obligation. If such notice and opportunity are not given, or if any claim is compromised or settled without notice to and consent of the other, no liability will be imposed by reason of such claim, but if notice is given and the Indemnitor fails to assume the defense of the claim within fifteen (15) days of mailing thereof, the claim may be defended, compromised or settled (except for a claim which does not involve a third party which cannot be settled without the consent of the Indemnitor) by the Indemnitee without the consent of the Indemnitor and the Indemnitor will remain liable under this Article. During such fifteen (15) day period, the Indemnitee will take all steps necessary to protect the interests of itself and the Indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief and other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. Notwithstanding the foregoing, the Indemnitee may, upon notice to Indemnitor, take control of any and all action necessary to (a) prevent its assets from being seized, attached or otherwise encumbered as a result of such third-Party action and (b) respond to and control any action requiring immediate response, such as prayers for injunctive and other emergency relief, provided that Indemnitee may participate in such defense at its sole cost and expense.

8.4              Cooperation. The Parties will cooperate at all times in reasonable requests for documents, testimony and other forms of assistance in connection with any claim pursuant to this Article. Indemnitor will not in the defense of any such claim consent to the entry of any judgment against or affecting the Indemnitee (other than a judgment or a dismissal on the merits and without costs) except for the written consent of the Indemnitee, or enter into any settlement (except with the written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a full release in respect to such claim.

8.5              Objections. If a claim for indemnification does not arise from the claim or demand of a third party, the Indemnitor will have thirty (30) days after the receipt of the written notice of such claim to object to the claim by giving written notice to the Indemnitee specifying the reasons for such objection or objections. If the Indemnitor does not so object to the claim, the total amount of the claim will be promptly paid by the Indemnitor. If the Indemnitor objects to the claim and the Parties are unable to settle any such dispute, then the Parties will have all rights and remedies at law or in equity, and either the Indemnitor or the Indemnitee may commence an action or proceeding to resolve such dispute.

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8.6              Limitation on Damages. The obligations described in Sections 8.1 and 8.2 will be subject to and limited by the following principles and limitations:

(a)                All representations, warranties, covenants and obligations contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement through July 22, 2015 and will thereafter terminate.

(b)               Seller will not be responsible to Buyer under this Article unless and to the extent that the aggregate of all Damages suffered by Buyer exceeds $1,000,000.00 and then only for the amount of such excess up to an amount not greater than the Purchase Price less $1,000,000.00.

(c)                No Damages will be assessed or payment required of Seller except to the extent of the post-tax effect on Buyer (taking into account Buyer’s actual net income or loss together with tax carry forwards and carry backs for the year in which Damages are paid.

(d)               The indemnifications provided in this Article will be the sole and exclusive post-Closing remedy for damages available to any Party hereto for any claim hereunder or arising in connection with the transactions contemplated hereby.

(e)                No Party will be liable to the other hereunder for any consequential, special or punitive damages.

(f)                No Party will be liable for Damages or otherwise to the other Party to the extent the claiming Party had actual knowledge prior to the Closing of any breach of representation or warranty or agreement, inaccuracy of any representation or warranty, non-fulfillment of agreement or condition or otherwise, and all such warranties, representations, agreements or conditions will be deemed modified and amended to the extent of such actual knowledge.

ARTICLE IX - TERMINATION

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date (individually, the “Terminating Event”):

(a)                By the mutual written consent of Seller and Buyer;

(b)               By Buyer upon the material breach by Seller or the material inaccuracy or untruth of any of its covenants or agreements or representations or warranties contained herein, provided that such breach is not due to the actions of Buyer and such breach is not remedied within thirty (30) days after receipt of notice thereof from Buyer;

(c)                By Seller upon the material breach by Buyer or the material inaccuracy or untruth of any of its covenants or agreements or representations or

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warranties contained herein, provided that such breach is not due to the actions of Buyer and such breach is not remedied within thirty (30) days after receipt of notice thereof from Seller;

(d)               By Buyer, if any of the conditions to the obligations of Buyer set forth in this Agreement have not been satisfied by the Closing Date and such condition or conditions have not been waived by Buyer; and

(e)                By Seller, if any of the conditions set forth in this Agreement have not been satisfied by the Closing Date, and such condition or conditions have not been waived by Seller.

                                                                                                   ARTICLE X - GENERAL PROVISIONS

10.1          Confidential Nature of Information. Each Party hereto agrees that it will treat in confidence all documents, materials and other information which it will have obtained regarding any other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby, the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby will not be consummated, all copies of non-public documents and material which have been furnished in connection therewith will be promptly returned to the Party furnishing the same, will continue to be treated as confidential information and will not be used for the benefit of the Party who returned such confidential information.

10.2          Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Wisconsin, without giving effect to the provisions, policies or principles of the State of Wisconsin relating to choice or conflict of laws.

10.3          Notices. All notices or other communications required or permitted hereunder will be in writing and will be deemed given or delivered when delivered personally, or when sent by registered or certified mail or prepaid overnight courier or by legible facsimile addressed as follows:

If to Seller, to:

Jerry Hansen

6 Shadow Wood Lane

Sandy, Utah 84092

Tracy Johnson

11470 Jolley Acres Circle

Sandy, Utah 84092

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Greg C. Zaugg

Attorney at Law

Callister Nebeker & McCullough

Parkview Plaza One

Suite 600

2180 South 1300 East

Salt Lake City, Utah 84106

Telephone: 801-530-7300

Cell: 801-898-3116

Fax: 801-746-8607

With a copy, which shall not constitute notice, to:

Mark E. Rinehart

Attorney at Law

Callister Nebeker & McCullough

Parkview Plaza One

Suite 600

2180 South 1300 East

Salt Lake City, Utah 84106

Telephone: 801-530-7300

Cell: 801-898-3116

Fax: 801-746-8607

If to the Buyer, to

: Bo Linton

Fiber Recovery, Inc.,

3001 N. Rocky Pt. RD. Suite 200

Tampa, Florida, 33771

or to such address as any Party may indicate by a notice delivered to the other Parties hereto. Notice is deemed received the same day (in the case of personal delivery or email), three (3) days after mailing (in the case of registered mail) and the next business day (in the case of overnight courier or facsimile or scanned or email transmission).

10.4          Successors and Assigns. The rights of the Parties under this Agreement are not be assignable.

10.5          Entire Agreement; Amendments. This Agreement and the Schedules and Exhibits referred to herein and the documents delivered pursuant hereto, contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the Parties hereto. The Parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

10.6          Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof. The failure of

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any Party hereto to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

10.7          Expenses. Each Party hereto will pay all of its respective costs and expenses incurred incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

10.8          Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable by final and non-appealable order of any court or regulatory body having jurisdiction there over, such decision will not affect the validity of the remaining portions, which remaining portions will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. In the event any such provision of this Agreement is so declared invalid, the Parties will promptly renegotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as nearly as possible to its original intent and effect.

10.9          No Set-Off. All obligations of Buyer under this Agreement, the Note, the Security Agreement, the Control Agreement, the Mortgage and the Stock Pledge Agreement will be paid by Buyer without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and such obligations of Buyer will in no way be released, discharged or otherwise affected by reason of: any damage to or destruction or condemnation of or any loss of any asset of the Company or any part thereof; or any action taken by the Town of Ringle or Marathon County or the State of Wisconsin; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding; any claim that Buyer has or might have against Seller; any default or failure on the part of Seller to perform or comply with any of the terms of this Agreement; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Buyer will have notice or knowledge of any of the foregoing. Buyer waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of its obligations under this Agreement.

10.10      Incorporation of Recitals and Exhibits. The recitals, exhibits and schedules hereto are hereby incorporated into this Agreement. All references herein to this Agreement include references to all recitals, exhibits and schedules to this Agreement.

10.11      Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become binding when one or more counterparts have been agreed by each of the Parties and delivered to Seller and Buyer.

10.12      Arbitration of Disputes. If any dispute, controversy or claim among the Parties or any of them arises out of or relates to this Agreement or the breach, termination or validity thereof or the negotiation, execution or performance thereof (a “Dispute”), the Parties will first

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attempt to settle such Dispute in the first instance by mutual, good faith discussion. All such discussion will be confidential and will be treated as compromise and settlement negotiations, and no written or oral representations or statements made by the Parties during such discussion will be admissible for any purpose in any subsequent proceedings. If such discussion does not resolve the Dispute within fourteen days after the Party initiating arbitration asks the others to commence such discussion, the Parties will arbitrate the Dispute as follows.

(a)                The Party wishing to begin arbitration will give written notice (an “Arbitration Notice”) of the existence of a Dispute to each of the other Parties. The other Parties will submit a written response (an “Arbitration Response”) to each Party including the Party who sent the Arbitration Notice. Both the Arbitration Notice and the Arbitration Response will include a statement of the submitting Party’s position with regard to the Dispute and a summary of arguments supporting that position.

(b)               If not then resolved, the Dispute will be finally and exclusively resolved by arbitration in accordance with the then-prevailing JAMS Streamlined Arbitration Rules and Procedures, except as modified herein (the “Rules”). There will be a single arbitrator. The Parties will have fourteen days from commencement of the arbitration in accordance with the Rules to agree on a single arbitrator. Failing timely agreement, the arbitrator will be selected by JAMS. The place of arbitration will be at the offices of the Seller’s legal counsel in Wisconsin. There will be no discovery in the arbitration and the Parties will only be required to produce in advance of the arbitration hearing on the merits any documents which they plan to introduce in evidence at the hearing. The arbitral tribunal will not be empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement will be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. Any arbitration award will be final and binding upon the Parties and will be the sole and exclusive remedy among the Parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(c)                By agreeing to arbitration as provided in this Section 10.12, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral writ of attachment, or other order in aid of arbitration proceedings or the enforcement of any arbitration award. Without prejudice to such remedies as may be available under the jurisdiction of a court, the arbitral tribunal will also have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect. The Parties hereby submit to the exclusive jurisdiction of the courts of the State of Wisconsin for the purpose of compelling arbitration, granting preliminary relief in aid of arbitration

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or for issuance of a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrator(s), and to the non-exclusive jurisdiction of any court with jurisdiction for the enforcement of any award issued hereunder.

(d)               By executing and delivering this Agreement, each Party irrevocably (i) accepts unconditionally the jurisdiction and venue of the Wisconsin Courts for such purpose; (ii) waives any objections which the Party may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Wisconsin Courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in the Wisconsin Courts has been brought in an inconvenient forum; (iii) agrees that service of all process in any such proceeding in the Wisconsin Courts may be made by registered or certified mail, return receipt requested, to the Party at the address described in Section 10.3 above; and (iv) agrees that service of process as provided in clause (iii) above is sufficient to confer personal jurisdiction over the Party in any proceeding in such court and otherwise constitutes effective and binding service in every respect. To the extent permitted by applicable law, each Party hereby irrevocably and unconditionally waives all rights to trial by jury in any action, proceeding contemplated by this Agreement.

(e)                The arbitrator will determine which Party is the prevailing Party in any Dispute. The arbitrator will award attorneys’ fees and all other costs of arbitrating the Dispute to the prevailing Party in the Dispute, which fees and costs will be paid by the non-prevailing Party.

10.13      Time is of the Essence. Time is of the essence under this Agreement.

10.14      Further Assurances. The Parties will execute such additional documents including, without limitation, a consent to assignment or similar document, and will cause such additional actions to be taken as may be required or, in the judgment of any Party, be necessary or desirable, to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

10.15      Jurisdiction and Venue. Venue for and jurisdiction over any legal proceedings available to the Parties hereunder will lie in the appropriate courts of the State of Wisconsin.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the dates set forth below, to be effective as of the Effective Date.

Date:
JERRY HANSEN, an individual residing in the State of Utah

Date:
TRACY JOHNSON, an individual residing in the State of Utah

THE PI FOUNDATION, INC., a Utah nonprofit corporation

Date:	By:
	Name:	Scott M. McCullough
	Title:	Executive Director

KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation

Date:	By:
Name:
Title:

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EXHIBIT A

Note

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EXHIBIT B

Security Agreement

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EXHIBIT C

Stock Pledge Agreement

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EXHIBIT D

Control Agreement

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EXHIBIT E

Mortgage

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EXHIBIT F

Stock Power

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Schedule 2.12

Events, Liabilities, Developments and Circumstances

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Schedule 2.13(b)

Lawsuits, Claims, Suits, Proceedings and Investigations

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